Elevation Series Trust 485BPOS

Exhibit 99.(e)(2)

Amendment #12 to the Distribution Agreement

This Amendment #12 to the Distribution Agreement is entered into on April 30, 2026 (the “Amendment”) by and among each of Elevation Series Trust, a Delaware statutory trust (the “Trust”), on behalf of each of its series listed on Exhibit A hereto (each, a “Fund” and collectively, the “Funds”), and Paralel Distributors LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, the Distributor and the Trust a previously entered into the Distribution Agreement, dated as of September 27, 2022 (as amended, restated, modified or supplemented from time to time, the “Agreement”) pursuant to which it provides underwriting and other services to the Funds; and

WHEREAS, the Distributor and the Trust wish to amend the amended Exhibit A to the Agreement to reflect the addition of certain new funds (each, a “New Fund”).

NOW THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.	Exhibit A of the Agreement is superseded and replaced with the Exhibit A attached hereto, with the effective date of each New Fund as set forth within.

2.	The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ELEVATION SERIES TRUST
A Delaware statutory trust

By:	/s/ Bradley Swenson
Name:	Bradley Swenson
Title:	President

PARALEL DISTRIBUTORS LLC
A Delaware limited liability company

By:	/s/ Jeremy May
Name:	Jeremy May
Title:	Chief Executive Officer

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EXHIBIT A

Funds

Fund Name
SRH U.S. Quality GARP ETF
SRH REIT Covered Call ETF
Sovereign’s Capital Flourish Fund
TrueShares Quarterly Bear Hedge ETF
TrueShares Quarterly Bull Hedge ETF
Clough Hedged Equity ETF
Clough Select Equity ETF
Polen International Dividend Income ETF
TrueShares Seasonality Laddered Buffered ETF
Clough Flexible Income ETF
Clough Short Duration ETF
TrueShares Structured Outcome (April) ETF
TrueShares Structured Outcome (November) ETF
TrueShares Structured Outcome (October) ETF
TrueShares Structured Outcome (September) ETF
TrueShares Structured Outcome (August) ETF
TrueShares Structured Outcome (December) ETF
TrueShares Structured Outcome (February) ETF
TrueShares Structured Outcome (January) ETF
TrueShares Structured Outcome (July) ETF
TrueShares Structured Outcome (June) ETF
TrueShares Structured Outcome (March) ETF
TrueShares Structured Outcome (May) ETF
RiverNorth Enhanced Pre-Merger SPAC ETF
RiverNorth Patriot ETF
Polen Dividend Income ETF
TrueShares Eagle Global Renewable Energy Income ETF
TrueShares Technology, AI & Deep Learning ETF
TrueShares ConVequity ETF
RiverNorth Active Income ETF
NPF Core Equity ETF
TrueShares S&P Autocallable High Income ETF
TrueShares S&P Autocallable Defensive Income ETF
TrueShares Equity Hedge ETF
CresAlta Global Dividend ETF
CresAlta Small and Mid-Cap ETF

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